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                                                                    EXHIBIT 5.01


                                             October 7, 1996




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

          Re:  Specialty Catalog Corp.
               Registration No. 333-10793
               --------------------------

Ladies and Gentlemen:

          We refer to the registration statement on Form S-1, Registration No. 333-10793 (as amended, the "Registration Statement") filed by Specialty Catalog Corp., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"), relating to the offer and sale of a maximum of 1,725,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company.

          We have examined copies of the Certificate of Incorporation, as amended through the date hereof and as proposed to be amended by the Certificate of Amendment to the Certificate of Incorporation approved by the Board of Directors on August 13, 1996 and by the Stockholders by Unanimous Written Consent dated October 3, 1996 ("Certificate of Amendment") and By-Laws of the Company, the Registration Statement, records of certain of the Company's corporate proceedings as reflected in the Company's minute books and other records and documents that we have deemed necessary for the purposes of this opinion. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinion hereinafter set forth.
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Securities and Exchange Commission
October 7, 1996
Page 2



          In our review, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.

          Based upon the foregoing, it is our opinion that the Common Stock proposed to be sold by the Company, upon filing of the Certificate of Amendment with the Secretary of State of Delaware when duly sold, issued and paid for pursuant to, and in the manner contemplated by, the Underwriting Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          We are qualified to practice law in the State of New York and do not purport to be experts on, or to express any opinion herein concerning any law, other than the laws of the State of New York and the General Corporation Law of the State of Delaware.

                                    Very truly yours,


                                    KANE KESSLER, P.C.
SEC/fpc